REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of July 1, 2008 (the “Effective Date”), is entered into by and among the individuals and entities signing this Agreement and GulfMark Offshore, Inc., a Delaware corporation (the “Company”).

WHEREAS, contemporaneously with the execution of this Agreement and pursuant to that certain Membership Interest and Stock Purchase Agreement dated as of May 28, 2008 (the “Purchase Agreement”), among Rigdon Marine Holding LLC (“RMH”), Rigdon Marine Corporation (“RMC”), the Sellers named therein who are also the signatories to this Agreement (the “Sellers”) and the Company, the Company is purchasing from Sellers all of the membership interests in RMH and all of the shares of Common Stock in RMC not owned by RMH;

WHEREAS, as partial consideration for the sale by Sellers of such membership interests and shares pursuant to the Purchase Agreement, the Company is issuing to Sellers shares (the “Shares”) of the Company’s common stock, $.01 par value per share (the “Common Stock”), such Shares having the rights and benefits set forth in the Company’s Certificate of Incorporation, as amended; and

WHEREAS, the Company has agreed to provide Sellers certain registration rights with respect to the Registrable Shares (as defined below), as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.  For purposes of this Agreement, (a) the capitalized terms set forth below shall have the respective meanings specified below, and (b) other capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

“Affiliates” means any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act.

“Blue Sky Laws” means any applicable state Blue Sky and securities laws.

“Commission” shall mean the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time, and the rules and regulations promulgated thereunder.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Public Offering” shall mean a public offering and sale of Common Stock of the Company for cash pursuant to an effective registration statement under the Securities Act.

“Purchase Agreement” shall have the meaning set forth in the Recitals.

“Registering Stockholder” shall mean the Sellers and their successors and permitted assigns, in each case that holds any Registrable Shares at a given time.

“Registrable Shares” shall mean the Shares and all shares directly or indirectly issued or issuable with respect to the Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  As to any particular Registrable Shares, such shares shall cease to be Registrable Shares when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been disposed of pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 other than that the Company be current in its reporting obligations, or (d) such securities shall have ceased to be outstanding.

“Rule 144” shall mean Rule 144 under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time, and the rules and regulations promulgated thereunder.

2. Shelf Registration.  As soon as practicable after the date hereof, but in no event later than seventy-five (75) days after the date hereof, the Company shall file a registration statement (“Registration Statement”) with the SEC to effect the registration under the Securities Act of the Registrable Shares for sale by the Registering Stockholders in accordance with the following:

(a) The Company shall not be required to conduct an underwritten offering.

(b) If, after it becomes effective, the Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental authority, such registration shall not be deemed to have been effected unless such stop order, injunction or other order shall have been subsequently vacated or removed within fifteen (15) days after such interference.

(c) The Company shall have no obligation to include the Registrable Shares owned by any Registering Stockholder in the Registration Statement unless and until such Registering Stockholder has furnished the Company with all information and statements about or pertaining to such Registering Stockholder in such reasonable detail and on such timely basis as is reasonably deemed by the Company to be necessary for the preparation of the Registration Statement.

(d) The Company shall, subject to the other provisions of this Section 2:

(i) Use its best efforts to cause the Registration Statement to become effective as soon as practicable after the filing thereof, but in no event later than seventy-five (75) days after the date hereof;

(ii) Prepare and file with the SEC as promptly as practicable such amendments and supplements to the Registration Statement and the prospectus contained therein as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act until the first anniversary of the effective date of the Registration Statement or until the Registering Stockholders have completed the distribution described in such Registration Statement, whichever occurs first; provided, however, that if for any reason following effectiveness of the Registration Statement and prior to the first anniversary of the effective date of the Registration Statement, the Registering Stockholders are unable (other than pursuant to Section 4 hereof or for circumstances relating solely to the Registering Stockholders) to sell Registrable Shares pursuant to the Registration Statement, the period during which the Company is obligated to keep the Registration Statement effective shall be extended by the aggregate number of days during which such Registering Stockholders are unable to sell Registrable Shares as described in this proviso;

(iii) Furnish to the Registering Stockholders the number of copies of such Registration Statement, each amendment and supplement thereto and each prospectus contained therein as the Registering Stockholders may reasonably request;

(iv) Use its reasonable best efforts to register or qualify such shares under the Blue Sky Laws of such jurisdictions as the Registering Stockholders reasonably request (and to keep such registrations and qualifications effective for so long as the Registration Statement is maintained effective), and to do any and all other acts and things that may be reasonably necessary or advisable to enable the Registering Stockholders to consummate the disposition of the Registrable Shares in such jurisdictions; provided, however, that the Company will not be required to do any of the following:  (1) qualify generally to do business in any jurisdiction where it would not be required but for this Section 2, (2) subject itself to taxation in any such jurisdiction, or (3) file any general consent to service of process in any such jurisdiction;

(v) Promptly notify the Registering Stockholders at any time during the period that the Company is required to keep the Registration Statement effective, of the occurrence of any event as a result of which such Registration Statement or the prospectus contained therein contains an untrue statement of a material fact or omits any fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading (including, without limitation, as a result of the Company's being engaged in any plan, proposal or agreement with respect to any material financing, acquisition, recapitalization or other material transaction (a "Company Material Transaction")) and the Company shall, as soon as practicable, prepare a supplement or amendment to the Registration Statement or such prospectus so that, as thereafter delivered to the purchasers of such shares, the Registration Statement will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that following any such notification by the Company as described in this clause (v), each Registering Stockholder will immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Registering Stockholder has received copies of such supplemented or amended prospectus; and, provided further, that the Company shall not be required to provide any such supplemented or amended prospectus with respect to any Company Material Transaction the public disclosure of which would be materially detrimental to the Company (as determined by the Company's board of directors) until the earliest of (x) termination or abandonment of such Company Material Transaction, (y) public disclosure thereof (other than by any Registering Stockholder) and (z) the date 45 days following the Company's initial notification to the Registering Stockholders of such Company Material Transaction under this clause (v);

(vi) Use commercially reasonable efforts to cause all Registrable Shares to be listed on the New York Stock Exchange or such other exchanges on which shares of GLF Common Stock are then traded; and

(vii) Except for the fees and expenses specified in paragraph (f) of this Section 2, the Company shall pay all expenses incident to the registration and to the Company’s performance of or compliance with this Section 2, including, without limitation, all registration and filing fees, fees and expenses of compliance with Blue Sky Laws, printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Company and all independent certified public accountants and other persons retained by or on behalf of the Company.

(e) If the Registrable Shares owned by the Registering Stockholders are included in a Registration Statement, the Registering Stockholders shall pay all underwriting discounts and commissions, if any, and transfer taxes, if any, relating to the sale of the Registrable Shares and the fees and expenses of its own counsel.

3. Piggyback Registration Rights.

(a) Piggyback Registration. Subject to Section 3(b) below, each time the Company proposes to register any shares of Common Stock under the Securities Act on a form which would permit registration of Registrable Shares for sale to the public (a “Registration”), for its own account or for the account of any holder of Common Stock, in a Public Offering, the Company will give notice of its intention to do so to all Registering Stockholders.  Any Registering Stockholder may, by written response delivered to the Company within twenty (20) days after the effectiveness of such notice, request that all or a specified part of the Registrable Shares held by such Registering Stockholder be included in such registration. The Company thereupon will use its reasonable efforts to cause to be included in such Registration all shares of Registrable Shares which the Company has been so requested to register by such Registering Stockholder, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or other Registering Stockholders selling shares of stock in such Public Offering) of the Registrable Shares to be so registered.

(b) Excluded Transactions.  Notwithstanding the foregoing, the Company shall not be obligated to effect any registration of Registrable Shares under this Section 3 incidental to the registration of any of its securities in connection with (i) any Public Offering relating to employee benefit plans or dividend reinvestment plans, or (ii) any Public Offering relating to the acquisition or merger after the date hereof by the Company or any of its subsidiaries of or with any other businesses.

(c) Payment of Expenses.  If, pursuant to this Agreement, the Registrable Shares owned by the Registering Stockholders are included in a Registration, the Registering Stockholders shall pay all transfer taxes, if any, relating to the sale of the Registrable Shares, the fees and expenses of their own counsel and all underwriters’ discounts and commission attributable to the Registrable Shares.  The Company shall pay all other expenses incident to the registration and to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with Blue Sky Laws, printing expenses, messenger and delivery expenses and fees and expenses of counsel for the Company and all independent certified public accountants and other Persons retained by or on behalf of the Company.

(d) Additional Procedures.  Registering Stockholders participating in any Public Offering pursuant to this Section 3 shall provide such information, take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their shares in such Public Offering, including, without limitation, being parties to any underwriting agreement entered into by the Company and any other selling stockholders in connection therewith and being liable in respect of the individual representations and warranties made by such Registering Stockholders and the other agreements made by such Registering Stockholders (including customary selling stockholder indemnifications and “lock-up” agreements) to and for the benefit of the underwriters in such underwriting agreement; provided, however, that with respect to individual representations, warranties and agreements of such Registering Stockholders, the aggregate amount of such liability shall not exceed such Registering Stockholder’s net proceeds from such offering.  The Company shall have no obligation to include the Registrable Shares owned by any Registering Stockholder in the Public Offering unless and until such Registering Stockholder has complied with the requirements of this Section on such timely basis as is reasonably deemed by the Company to be necessary.

(e) Underwriter’s Cutback.

(i) If a Registration involves an underwritten Public Offering and the managing underwriter or underwriters in good faith advise the Company in writing that, in their opinion, the number of shares of Registrable Shares which the Registering Stockholders intend to include in such registration exceeds the largest number of shares which can be sold in such offering without having an adverse effect on such offering (including, but not limited to, the price at which the shares can be sold), then the Company may limit the number of shares of Common Stock that would otherwise be included in such registration by excluding any or all Registrable Shares from such registration (it being understood that the number of shares which the Company, for its own account or for the account of any holder of its shares initiating such Registration, seeks to have registered in such Registration shall not be subject to exclusion, in whole or in part, under this Section 3(e)(i)). Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the Registration, the Company shall advise all Registering Stockholders holding Registrable Shares that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Shares, that may be included in the registration shall be allocated in the following manner: the number of Registrable Shares that may be included in such registration shall be allocated among the Registering Stockholders holding Registrable Shares to be included in such Registration, as nearly as practicable, in accordance with the respective amounts of Registrable Shares held by each such Registering Stockholder.

(ii) No securities excluded from the underwriting by reason of such an underwriter’s marketing limitation pursuant to Section 3(e)(i) shall be included in such Registration. If any Registering Stockholder of Registrable Shares disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter at least fifteen (15) days prior to the effectiveness of such Registration. The Registrable Shares so withdrawn shall also be withdrawn from the Registration.

(f) Obligations of the Company.  Whenever required under this Section 3 to use its best efforts to effect the registration of any Registrable Shares, as part of a Public Offering the Company shall:

(i) As expeditiously as reasonably possible, prepare and file with the Commission a registration statement with respect to the Company’s securities subject to such offering (the “Piggyback Registration Statement”) and use its best efforts to cause the Piggyback Registration Statement to become effective;

(ii) Use its reasonable best efforts to cause the Piggyback Registration Statement to become effective as soon as practicable after the filing thereof;

(iii) Prepare and file with the Commission as promptly as practicable such amendments and supplements to the Piggyback Registration Statement and the prospectus contained therein as may be necessary to keep such Piggyback Registration Statement effective and to comply with the provisions of the Securities Act until the first anniversary of the Effective Date or until the Registering Stockholders have completed the distribution described in such Piggyback Registration Statement, whichever occurs first;

(iv) Furnish to the Registering Stockholders the number of copies of such Registration Statement, each amendment and supplement thereto and each prospectus contained therein as the Registering Stockholders may reasonably request;

(v) Use its reasonable best efforts to register or qualify such shares under the Blue Sky Laws of such jurisdictions as the Registering Stockholders reasonably request (and to keep such registrations and qualifications effective for so long as the Registration Statement is maintained effective), and to do any and all other acts and things that may be reasonably necessary or advisable to enable the Registering Stockholders to consummate the disposition of the Registrable Shares in such jurisdictions; provided, however, that the Company will not be required to do any of the following: (A) qualify generally to do business in any jurisdiction where it would not be required but for this Agreement, (B) subject itself to taxation in any such jurisdiction, or (C) file any general consent to service of process in any such jurisdiction;

(vi) Promptly notify the Registering Stockholders at any time during the period that the Company is required to keep the Registration Statement effective, of the occurrence of any event as a result of which such Registration Statement or the prospectus contained therein contains an untrue statement of a material fact or omits any fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to the Registration Statement or such prospectus so that, as thereafter delivered to the purchasers of such shares, the Registration Statement will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii) Use commercially reasonable efforts to cause all Registrable Shares to be listed on the New York Stock Exchange or such other exchanges on which shares of Common Stock are then traded.

(g) Selection of Underwriters and Counsel.  Any underwriters and legal counsel to be retained by the Company in connection with any Public Offering shall be selected by the Board of Directors of the Company, in its sole discretion.

4. Lock-Up.  Without the prior written consent of the Company and, in the case of a Registration under Section 3, the underwriters managing the Public Offering, for a period of seventy-five (75) days following the date of this Agreement, no Registering Stockholder (whether or not a selling stockholder pursuant to such Registration Statement or Piggyback Registration Statement) shall sell, pledge, assign, encumber or otherwise transfer or dispose of any Registrable Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise, except pursuant to a Registration Statement or Piggy-back Registration Statement; provided, however, that the seventy-five (75) day period shall be increased to one hundred eighty (180) days in the case of Larry T. Rigdon and his Affiliates.

5.  Indemnification and Contribution.

(a) If the Shares owned by the Registering Stockholders are sold by means of the Registration Statement pursuant to Sections 2 or 3 of this Agreement, each Registering Stockholder (for the purposes of this Section 5(a), individually the “Indemnifying Person” and collectively the “Indemnifying Persons”) agrees to indemnify and hold harmless the Company, each of the Company’s officers and directors and each person, if any, who controls or may control the Company within the meaning of the Securities Act (for the purposes of Section 5(a), the Company, its officers and directors and any such other persons being referred to individually as an “Indemnified Person” and collectively as “Indemnified Persons”) from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys’ fees and disbursements, asserted against, resulting to, imposed upon, or incurred by such Indemnified Person, directly or indirectly (collectively, referred to for purposes of this Section 5(a) and the corresponding provision of Section 5(b) below in the singular as a “Claim” and in the plural as “Claims”), based upon, arising out of, or resulting from (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including any preliminary or final prospectus contained therein or any amendments or supplements thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or (ii) any violation or alleged violation of the Securities Act, the Exchange Act, any Blue Sky Laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with such registration and sale of securities, in each case to the extent (but only to the extent) that such Claim is based upon, arises out of or results from any untrue statement or omission based upon information furnished to the Company by such Registering Stockholder in a written document for use in connection with the Registration Statement; and each such Registering Stockholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 5(a) in connection with investigating or defending any such Claim.

(b) The Company (for the purposes of this Section 5(b), the “Indemnifying Person”) agrees to indemnify and hold harmless each Registering Stockholder participating in the distribution of Registrable Shares pursuant to the Registration Statement or the Piggy-back Registration Statement and each of such Registering Stockholders’ officers, directors and Affiliates, if applicable (for the purposes of this Section 5(b), the Registering Stockholders and any such other persons also being referred to individually as an “Indemnified Person” and collectively as “Indemnified Persons”) from and against all Claims based upon, arising out of, or resulting from (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Piggy-back Registration Statement or any omission or alleged omission to state therein a material fact necessary in order to make the statement made therein, in the light of the circumstances under which they were made, not misleading, or (ii) any violation or alleged violation of the Securities Act or the Exchange Act, any Blue Sky Laws or any rule or regulation promulgated under the Securities Act or the Exchange Act or any Blue Sky Laws in connection with such registration and sale of securities, and the Company will pay to each such Registering Stockholder or other Indemnified Person, as incurred, any legal or other expenses reasonably incurred thereby in connection with investigating or defending any such Claim; provided, however, that the Company will not be liable in any such case to the extent that any such Claim arises out of or results from any untrue statement or omission based upon information furnished to the Company by the Registering Stockholder in a written document provided by the Registering Stockholder for use in connection with the Registration Statement or Piggy-back Registration Statement, as applicable.

(c) The indemnification set forth in this Section 5 shall be in addition to any liability the Company or the Registering Stockholders may otherwise have in connection with any registration of Registrable Securities.  Within a reasonable time after receiving definitive notice of any Claim in respect of which an Indemnified Person may seek indemnification under this Section 5, such Indemnified Person shall submit written notice thereof to such Indemnifying Person(s).  The failure of the Indemnified Person so to notify the Indemnifying Person(s) of any such Claim shall not relieve the Indemnifying Person(s) from any liability it may have hereunder except to the extent that it has been materially prejudiced by such failure; provided, however, that the omission of the Indemnified Person so to notify the Indemnifying Person(s) of any such Claim shall not relieve the Indemnifying Person(s) from any liability it may have otherwise than hereunder.  The Indemnifying Person(s) shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise, or settlement (without admitting liability of the Indemnifying Person(s)) of any such Claim asserted, such defense, compromise or settlement to be undertaken at the expense and risk of the Indemnifying Person(s), and the Indemnified Person shall have the right to engage separate counsel, at its own expense, which counsel for the Indemnifying Person(s) shall keep informed and consult with in a reasonable manner; provided, however, that the Indemnified Person(s) shall have the right to retain separate counsel, with reasonable fees and expenses to be paid by the Indemnifying Person(s), if representation of the Indemnified Person(s) by the counsel retained by the Indemnifying Person(s) would be inappropriate due to potential or actual differing interests between the Indemnified Person(s) and the Indemnifying Person(s) in such proceeding.  In the event the Indemnifying Person(s) shall fail to undertake such defense by its own representatives, the Indemnifying Person(s) shall give prompt written notice of such election to the Indemnified Person, and the Indemnified Person shall undertake, at the Indemnifying Person(s)’ expense, the defense, compromise, or settlement (without admitting liability of the Indemnified Person) thereof on behalf of and for the account and risk of the Indemnifying Person(s) by counsel or other representatives designated by the Indemnified Person.  Notwithstanding the foregoing, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement of any Claim if such settlement is effected without the consent of such Indemnifying Person(s) (which consent shall not be unreasonably withheld).

(d) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party (as defined in either Section 5(a) or 5(b)) with respect to any Claim, then the Registering Stockholders or the Company, as applicable (each an “Indemnifying Party”), in lieu of indemnifying an Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other, in connection with the statements, omissions or violations which resulted in such Claim, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding anything to the contrary, in no event shall the aggregate liability of any Registering Stockholder pursuant to this Section 5 be greater in amount than the amount of net proceeds received by such Registering Stockholder upon the sale of Registrable Shares pursuant to the Registration Statement or Piggy-back Registration Statement, as applicable.

6.  Availability of Information.  The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act, and it will take such further action as any Registering Stockholder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144, to the extent required to enable such Registering Stockholder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, or (b) any similar rule or regulation hereafter adopted by the Commission.
7.  Termination.  The registration rights granted pursuant to Sections 2 and 3 hereof shall terminate when all Registering Stockholders cease to hold any shares of Common Stock that qualify as Registrable Shares under the definition thereof in Section 1 hereof.  No such termination of the rights granted under Sections 2 and 3 of this Agreement shall relieve any Person of liability for breach prior to termination and such termination shall not terminate any other provisions of this Agreement, including all obligations under Section 5, which shall survive any such termination of Sections 2 and 3.

8. Remedies.  Subject to the express limitation on the liability of Registering Stockholders set forth herein, the Company and each Registering Stockholder shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any Registering Stockholder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including, without limitation, preliminary or temporary relief) as may be appropriate in the circumstances.

9. Amendment; Modification.

(a) Oral Modifications.  This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

(b) Written Modifications.  This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Registering Stockholders representing more than sixty-six and two-thirds percent (66 2/3%) of the Registrable Shares held by all Registering Stockholders. Each such amendment, modification, extension, termination and waiver shall be binding upon each party hereto and each Registering Stockholder subject hereto. In addition, each party hereto and each Registering Stockholder subject hereto may waive any right hereunder by an instrument in writing signed by such party or Person.

10. Authority; Effect.  Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

11. Notices.  All notices, requests, consents and demands to or upon the respective parties hereto shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made: (a) if delivered by hand (including by overnight courier), when delivered; (b) on the next business day after delivery to a nationally recognized overnight carrier service if sent by overnight delivery for next morning delivery; (c) in the case of mail, three (3) business days after deposit in United States first class mail, certified with return receipt requested and postage prepaid; and (d) in the case of facsimile transmission, when receipt is mechanically acknowledged.  In each case: (x) if delivery is not made during normal business hours at the place of receipt, receipt and due notice under this Escrow Agreement shall be deemed to have been made on the immediately following Business Day; and (y) notice shall be sent to the address of the party to be notified, as follows, or to such other address as may be hereafter designated by the respective parties hereto in accordance with these notice provisions:

If to the Company, to:	GulfMark Offshore, Inc. 10111 Richmond Avenue, Suite 340 Houston, Texas 77042 Attention: Bruce A. Streeter Fax: (713) 963-9796

With a copy to:	Strasburger & Price, LLP 1401 McKinney, Suite 2200 Houston, Texas 77010 Attention: Garney Griggs Fax: (832) 397-3522

If to any Registering Stockholder, to it at its address on Schedule I attached hereto.

12. Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original for all purposes.  Signatures of the parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

13. Binding Effect.  This Agreement constitutes the entire agreement of the parties hereto with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns.

14. Assignment.  This Agreement and the rights hereunder may not be assigned or transferred in any respect by any Registering Stockholder, except that any Seller may assign or transfer any of such Seller's rights under this Agreement to any Affiliate of such Seller; provided, however, that (a) the transferring Seller shall give the Company written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the Registrable Shares with respect to which the rights under this Agreement are being transferred, (b) such transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound as a Registering Stockholder by the provisions of this Agreement; and (c) immediately following such transfer the further disposition of such Registrable Shares by such transferee is restricted under the Securities Act.  No such transfer of Registrable Shares shall cause such Registrable Shares to lose such status.
15. Descriptive Headings.  The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

16. Rules of Construction.  Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement, and references to “including” mean “including but not limited to” the specific matters referenced.  All personal pronouns in this Agreement, whether used in the masculine, feminine or neuter gender shall include all other genders, and the singular shall include the plural and the plural shall include the singular.

17. Severability.  In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

18. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to rules concerning conflicts of laws.  If any dispute hereunder becomes the subject of litigation, venue for such litigation shall be non-exclusive in the state or federal court(s) of competent jurisdiction in Houston, Texas.  The parties waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement as of the Effective Date.

SELLERS:

BOURBON OFFSHORE (F/K/A BOURBON OFFSHORE HOLDINGS, SAS)

By:	/s/ Christian Lefevre
Name:	Christian Lefevre
Title:	President

/s/ Larry T. Rigdon
Larry T. Rigdon

/s/ Robert J. Gebhardt
Robert J. Gebhardt

/s/ Richard M. Currence, Jr.
Richard M. Currence, Jr.

/s/ William L. Guice, IV
William L. Guice, IV

/s/ James A. Harkness
James A. Harkness

/s/ Jim Whitley
Jim Whitley

/s/ John Teague
John Teague

/s/ Kenneth W. Dawson
Kenneth W. Dawson

/s/ Thomas Sweeney
Thomas Sweeney

/s/ Jay Martin
Jay Martin

/s/ Nathan Guice
Nathan Guice

/s/ David Darling
David Darling

/s/ Edward Goerig
Edward Goerig

MER/JKR 2006 Trust
By:	/s/ Robert J. Gebhardt
Name:	Robert J. Gebhardt
Title:	Trustee

By:	/s/ James A. Harkness
Name:	James A. Harkness
Title:	Trustee

MMR/JKR 2006 Trust
By:	/s/ Robert J. Gebhardt
Name:	Robert J. Gebhardt
Title:	Trustee

By:	/s/ James A. Harkness
Name:	James A. Harkness
Title:	Trustee

MER/LTR 2006 Trust
By:	/s/ Robert J. Gebhardt
Name:	Robert J. Gebhardt
Title:	Trustee

By:	/s/ James A. Harkness
Name:	James A. Harkness
Title:	Trustee

MMR/LTR 2006 Trust
By:	/s/ Robert J. Gebhardt
Name:	Robert J. Gebhardt
Title:	Trustee

By:	/s/ James A. Harkness
Name:	James A. Harkness
Title:	Trustee

SHERWOOD INVESTMENT, L.L.C.
By:	/s/ John J. Tennant
Name:	John J. Tennant
Title:	Co-Manager

JOHN J. TENNANT III IRREVOCABLE TRUST
By:	/s/ Annie T. Buell
Name:	Annie T. Buell
Title:	Trustee

BRIAN M. BOWMAN IRREVOCABLE TRUST
By:	/s/ Annie T. Buell
Name:	Annie T. Buell
Title:	Trustee

COMPANY:

GULFMARK OFFSHORE, INC
By:	/s/ Bruce A. Streeter
Name:	Bruce A. Streeter
Title:	President and C.E.O.

SCHEDULE I

Registering Stockholders

Name	Address
Larry T. Rigdon	914 Main Street, Suite 1805 Houston, TX 77002
Robert J. Gebhardt	Via Tassera 2 CH-6918 Figino Switzerland
Richard M. Currence, Jr.	1505 Arabella Street New Orleans, LA 70115
William L. Guice, IV	6918 Misty Leaf Lane Sugarland, TX 77479
James A. Harkness	2902 Castlerock Court Pearland, TX 77584
Kenneth W. Dawson	417 Walker Drive Houma, LA 70364
Thomas Sweeney	418 Cedar Tree Drive Thibodaux, LA 70301
Jay Martin	105 Tiger Tail Road Houma, LA 70360
Jim Whitley	3708 Government Street Ocean Springs, MS 39564
John Teague	157 Kimberly Drive Mandeville, LA 70448
Bourbon Offshore	N 148 Rue Sainte 13007 Marseilles, Frane
MMR/LTR 2006 Trust	815 Walker Street, Suite 1001 Houston, TX 77002
MER/LTR 2006 Trust	815 Walker Street, Suite 1001 Houston, TX 77002

1

MMR/JKR 2006 Trust	815 Walker Street, Suite 1001 Houston, TX 77002
MER/JKR 2006 Trust	815 Walker Street, Suite 1001 Houston, TX 77002
Nathan Guice	103 Osceola Ct. Mandeville, LA 70471
David Darling	20923 Twisted Leaf Dr. Cypress, TX 77433
Edward Goerig	608 East 8 1/2 St. Houston, TX 77007
Sherwood Investments, L.L.C.	P.O. Box 1658 Portland, Oregon 97207
John J. Tennant III Irrevocable Trust	P.O. Box 938 Vancouver, Washington 98666
Brian M. Bowman Irrevocable Trust	P.O. Box 938 Vancouver, Washington 98666

2